UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2012

IDEXX LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207.556.0300
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Stockholders (the “Annual Meeting”) of IDEXX Laboratories, Inc. (the “Company”) was held on May 9, 2012.

(b)
The Company’s stockholders elected each of the Company’s three nominees for Class I director; approved the nonbinding advisory resolution on the Company’s executive compensation program; and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year.

Proposal 1:	Election of Directors

Nominees	Votes For	Votes Withheld	Broker Nonvotes
William T. End	46,905,341	586,076	5,625,396
Barry C. Johnson, PhD	47,240,928	250,489	5,625,396
Brian P. McKeon	47,248,543	242,874	5,625,396

Proposal 2:	Advisory Vote to Approve Executive Compensation

For	44,243,499
Against	729,310
Abstain	2,518,608
Broker Nonvotes	5,625,396

Proposal 3:	Ratification of Appointment of Independent Registered Public Accounting Firm

For	52,638,569
Against	431,634
Abstain	46,610
Broker Nonvotes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: May 10, 2012	By:	/s/ Conan R. Deady
Conan R. Deady
Corporate Vice President, General Counsel and Secretary